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                                                                   EXHIBIT 10.42

                                 AMENDMENT NO. 1

                                       TO

                               OPERATING AGREEMENT

                                       OF

                           ST. LOUIS POST-DISPATCH LLC

         THIS AMENDMENT NO. 1, made and entered into as of June 1, 2001 among The Herald Company, Inc., a New York corporation ("Herald"), Pulitzer Inc., a Delaware corporation ("Pulitzer" or the "Managing Member"), and Pulitzer Technologies, Inc., a Delaware corporation ("PTI"), to the Operating Agreement made and entered into as of May 1, 2000 among Herald, Pulitzer and PTI (the "Operating Agreement").

                                    RECITALS

         WHEREAS, Herald, Pulitzer and PTI constitute all the members of St. Louis Post-Dispatch LLC, a Delaware limited liability company (the "Company");

         WHEREAS, STL Distribution Services LLC, a Delaware limited liability company ("Distribution Services"), has been organized for the purpose of engaging in the business of the delivery of publications and products in the greater St. Louis metropolitan area;

         WHEREAS, it is contemplated that Arch Distribution LLC, a Delaware limited liability company of which the Company is the sole member ("Arch"), and Gateway Consumer Services LLC, a Delaware limited liability company of which the Company is the sole member ("Gateway"), will merge with and into Distribution Services (collectively the "Mergers"), and the Company will distribute to the



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Members, in accordance with Section 3.10(b) of the Operating Agreement, the membership interests in Distribution Services which the Company will receive as a result of the Mergers; and

         WHEREAS, the Members desire to enter into this Amendment No. 1 for the purpose of setting forth the agreements of the Members as to certain matters relating to the Company and Distribution Services;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and undertakings herein, the Members agree as follows:

         1. Unless the context requires otherwise, capitalized terms used herein shall have the meanings set forth or as referenced in the Operating Agreement, and Section 1.2 of the Operating Agreement shall apply equally to this Amendment No. 1.

         2. Each of Herald, Pulitzer and PTI hereby authorize and approve the mergers of Arch and Gateway with and into Distribution Services, with Distribution Services being the surviving entity.

         3. In the event that Herald shall be a member of Distribution Services at the time Herald exercises the Herald Put, Herald shall be deemed to have transferred its entire membership interest in Distribution Services to Pulitzer simultaneously and effective as of the effectiveness of the closing of the exercise of the Herald Put. If Herald exercises the Herald Put, the Put Price shall be allocated between Herald's Interest and Herald's membership interest in Distribution Services in proportion to the ratio of Herald's Capital Account balance to its capital account balance in Distribution Services, each determined immediately prior to the exercise of the Herald Put and without regard to paragraph 4 of this Amendment No. 1.

         4. The provisions of Sections 3.10, 3.11, 3.13, 5.4, 5.7, 7.2, 8.2. 8.3
and Appendix A (including Exhibit A attached thereto) of the Operating Agreement, including the definitions of "Deemed Tax Benefit" and "Deemed Value," shall be applied and determined as if the Company and Distribution


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Services were a single entity with respect to which each such provision and definition applied. Each of the Members shall be treated for this purpose as if it owned a single interest consisting of both its Interest and its Capital Account and its membership interest and its capital account in Distribution Services. For purposes of illustration, but without limiting the foregoing, for purposes of applying Sections 3.10, 3.11, 3.13, 5.4, 5.7, 7.2, 8.2, 8.3 and
Appendix A (including Exhibit A attached thereto) of the Operating Agreement, the term "Company" shall be deemed to refer to the Company and Distribution Services as a single, combined entity; the term "Company Property" shall include all of the assets of Distribution Services; the terms "Profits" and "Losses" shall include all corresponding items realized by Distribution Services; all distributions and payments received by Herald shall include all distributions and payments received by Herald from Distribution Services; and any income or gain recognized by Herald in respect of its Interest shall include any income or gain recognized by Herald in respect of its membership interest in Distribution Services.

         5. Simultaneously with the payment by Pulitzer to Herald of the amount provided in Section 8.3 of the Operating Agreement (calculated in accordance with the provisions of the foregoing paragraph 4 of this Amendment No. 1), Herald shall be deemed to have transferred all its membership interest in Distribution Services, as well as its Interest, to Pulitzer. That portion of the aforementioned payment by Pulitzer to Herald which relates to the capital account of Herald in Distribution Service shall be deemed to satisfy in full the rights of Herald under Sections 8.2(c) and 8.3 of the Operating Agreement of Distribution Services made and entered into as of May 31, 2001 among Herald, Pulitzer and PTI, as amended from time to time.

         6. During the existence of Distribution Services, the Members shall be the same Persons or Affiliates thereof as the holders of membership interests in Distribution Services.

         7. This Amendment No. 1 shall not be considered as a precedent in any respect in connection with the interpretation or construction of the Operating Agreement.

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         8. Except as provided herein, the Operating Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 1 to the Operating Agreement as of the date first above written.

                                 PULITZER INC.


                                 By:  /S/ Ronald H. Ridgway
                                      ---------------------------------------
                                          Name:    Ronald H. Ridgway
                                          Title:   Senior Vice President-Finance


                                 PULITZER TECHNOLOGIES, INC.


                                 By:  /S/ Jon H. Holt
                                      ---------------------------------------
                                          Name:    Jon H. Holt
                                          Title:   Treasurer


                                 THE HERALD COMPANY, INC.


                                 By:  /S/ Donald E. Newhouse
                                      ---------------------------------------
                                          Name:    Donald E. Newhouse
                                          Title:   Vice President



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